FOR IMMEDIATE RELEASE


March 16, 2000


MGI  PROPERTIES  ("MGI")
DECLARES  LIQUIDATING  DISTRIBUTION  OF  $3.00  PER  SHARE

            BOSTON, MASSACHUSETTS . . . . W. Pearce Coues, Chairman of the Board
of Trustees, today announced that MGI Properties' (NYSE:MGI) Board of Trustees has declared a liquidating distribution of $3.00 per share payable April 13, 2000 to shareholders of record at the close of business on April 4, 2000. Since the October 14, 1998 liquidation vote, liquidating distributions, inclusive of the $3.00, will total $27.16 per share. The amount and timing of remaining distributions will be determined by the Trustees based upon funds available, net proceeds realized from remaining property sales, the timing of such sales, the level of reserves deemed necessary or appropriate, and other considerations.



                                      # # #


For further information contact:
Phillip C. Vitali, Executive Vice President and Treasurer (617) 422-6000


            This Press Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are dependent on a number of factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such factors include, among other things, the risks of future action or inaction by the Board of Trustees with respect to the Plan of Liquidation (and the actual results thereof), including the possibility of litigation pertaining thereto; the net realizable value of and the timing of the sales of the Trust's remaining properties during the course of the liquidation; the amount and timing of liquidating distributions; changes in national and local economic and financial market conditions, as well as those factors set forth in MGI's Form 10-K for the year ended November 30, 1999, including those set forth under "Forward-Looking Statements," "Other" and Item 1 - "Adoption and Implementation of Liquidation Plan."